QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.11

CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF
INCORPORATION

OF

ACT III CINEMAS, INC.

        The undersigned, the President of Act III Cinemas, Inc., a Delaware Corporation (the "Corporation"), pursuant to Section 242 of the Delaware General Corporation Law (the "DGCL"), does hereby certify as follows:

        1.    The name of the Corporation is Act III Cinemas, Inc.

        2.    The Designation, Rights, Preferences and Restrictions of Senior Subordinated Convertible Preferred Stock, Series A, Senior Subordinated Convertible Preferred Stock, Series B, and Senior Subordinated Convertible Preferred Stock, Series C, of the Corporation attached as Appendix A to the Certificate of Designation, Rights, Preferences and Restrictions of Preferred Stock filed with the Secretary of State of the State of Delaware on February 6, 1990 (the "Certificate of Designation") is hereby amended by adding to Section 3 thereof a new subsection (c) to read as follows:

          "(c) Notwithstanding any other provision hereof, the company may pay dividends in respect of the Senior Subordinated Convertible Preferred Stock, Series C, and not in respect of the Senior Subordinated Convertible Preferred Stock, Series A or the Senior Subordinated Convertible Preferred Stock, Series B, on any date (whether or not a Dividend Date)."

        3.    The amendment to the Certificate of Designation herein certified has been duly adopted in accordance with the provisions of Section 242 of the DGCL pursuant to resolutions adopted at a special meeting of the Board of Directors of the Corporation, duly convened and held on January 29, 1993, and pursuant to the unanimous written consent of the holders of the Corporation's outstanding stock of each class and each series entitled to vote thereon in accordance with the requirements of Section 228 of the DGCL.

        IN WITNESS WHEREOF, the undersigned have signed this Certificate of Amendment this 1st day of February, 1993 and hereby affirm and acknowledge under penalty of perjury that the filing of the Certificate of Amendment is the act and deed of the Company.

/s/ HAL GABA Hal Gaba, President
ATTEST:
/s/ KATHY J. WATANABE Kathy J. Watanabe, Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ACT III CINEMAS, INC.

        The undersigned, the Vice-President of Act III Cinemas, Inc., a Delaware Corporation (the "Corporation"), pursuant to Section 242 of the Delaware General Corporation Law, does hereby certify as follows:

        1.    The name of the Corporation is Act III Cinemas, Inc.

        2.    The terms, Preferences, Rights and Limitations of Senior Preferred Stock of the Corporation attached as Appendix A to the Certificate of Designation, Rights, Preferences and Restrictions of Preferred Stock included in the Certificate of Incorporation of the Corporation setting forth the terms, preferences, rights and limitations of the Senior Preferred Stock of the Corporation ("the Certificate of Designation") is hereby amended deleting Section 3(a) thereof in its entirety and substituting therefor a new Section 3(a) to read as follows:

          "(a) So long as any shares of Senior Preferred Stock shall be outstanding, the holders of such Senior Preferred Stock shall be entitled to receive, when and as declared by the Board, out of any funds legally available therefor, cumulative preferential dividends in cash, in the amount of $10.00 a year per share, payable quarterly in arrears on the last business day of each March, June, September and December (each such date being called a "Dividend Payment Date") with the first Dividend Payment Date occurring September 30, 1989. If at any given time the Company would not be permitted to pay a dividend on the Senior Preferred Stock, and a revaluation of assets of the Company would permit the Company to pay such a dividend, and the Company would then be permitted under Delaware law to make such a revaluation, then the Company will revalue its assets. Dividends on the Senior Preferred Stock shall be cumulative from the Original Issue Date (whether or not declared and whether or not in any dividend period or dividend periods there shall be net profits or net assets of the Company legally available for the payment of those dividends). Additional dividends shall be paid on the Senior Preferred Stock to the extent there are any accumulated and unpaid dividends. Such additional dividends shall be calculated as if there were interest upon the unpaid dividend amount at the rate of 10% per annum, calculated on a 360 day basis, based on the actual number of days elapsed."

        3.    The amendment to the Certificate of Designation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Las of the State of Delaware and the Notice required by Section 222 thereof has been provided.

        IN WITNESS WHEREOF, this Certificate of Amendment has been signed on behalf of the Corporation by its Vice-President and attested to by its Assistant Secretary this 31st Day of July, 1992, each of whom affirm that the statements made herein are true under the penalties of perjury.

/s/ WALTER S. AMAN Name: Walter S. Aman Title: Vice-President
Attested to by:
/s/ LAWRENCE T. REID Name: Lawrence T. Reid Title: Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ACT III CINEMAS, INC.

        The undersigned, Michael B. Keegan and Susanne C. Resnick, hereby certify that:

        1.    They are the duly elected and acting Vice President and Secretary, respectively, of Act III Cinemas, Inc., a Delaware corporation (the "Company");

        2.    The Company's Restated Certificate of Incorporation is amended by the Certificate of Amendment of Restated Certificate of Incorporation of Act III Cinemas, Inc. attached hereto as Exhibit A and incorporated herein by this reference (Exhibit A and this Certificate are collectively referred to as the "Certificate of Amendment");

        3.    The Certificate of Amendment was duly approved pursuant to resolutions adopted at a meeting of the Board of Directors of the Company duly convened and held and set forth in a written consent of the holders of a majority of the outstanding stock of each class entitled to vote thereon in accordance with the requirements of Sections 228 and 242 of the Delaware General Corporation Law; and

        4.    Written notice has been given to non-consenting holders of outstanding stock of each class entitled to vote thereon in accordance with the requirements of Section 228 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, the undersigned have signed this certificate this 6th day of February, 1990 and hereby affirm and acknowledge under penalty of perjury that the filing of the Certificate of Amendment is the act and deed of the Company.

/s/ MICHAEL B. KEEGAN Michael B. Keegan Vice President
ATTEST:
/s/ SUSANNE C. RESNICK Susanne C. Resnick Secretary

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ACT III CINEMAS, INC.

        The Restated Certificate of Incorporation of Act III Cinemas, Inc. is hereby amended as follows:

        1.    Article Fifth is deleted in its entirety and the following is submitted in lieu thereof:

        "FIFTH: The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a)  The number of shares constituting that series and the distinctive designation of that series;

          (b)  The rights on respective dividend on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c)  Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d)  Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e)  Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f)    Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g)  The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

          (h)  Any other relative rights, preferences and limitations of that series permitted by applicable law."

RESTATED

CERTIFICATE OF INCORPORATION

OF

MEDIA HORIZONS ACQUISITION CORPORATION

        Laura-Jayne Urso hereby certifies that:

        1.    She is the sole incorporator of Media Horizons Acquisition Corporation, a Delaware corporation (the "Company");

        2.    The Company was originally incorporated in Delaware under the name "Media Horizons Acquisition Corporation" pursuant to a Certificate of Incorporation filed with the Delaware Secretary of State on January 5, 1988;

        3.    The Company's Certificate of Incorporation is amended and restated in its entirety by the Restated Certificate of Incorporation of Media Horizons Acquisition Corporation, attached hereto as Exhibit A consisting of three (3) pages and incorporated herein by this reference (the "Restated Certificate");

        4.    The Company has not received any payment for any of its stock and no directors have been elected; and

        5.    The Restated Certificate has been duly adopted by the sole incorporator in accordance with the provisions of Section 241 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, the undersigned has executed this certificate this 16th day of March, 1989 and hereby affirms and acknowledges under penalty of perjury that the filing of this Restated Certificate of Incorporation is the act and deed of the Company.

/s/ LAURA-JAYNE URSO Laura-Jayne Urso Incorporator

EXHIBIT A

RESTATED
CERTIFICATE OF INCORPORATION
OF
MEDIA HORIZONS ACQUISITION CORPORATION

        FIRST: The name of the corporation is Act III Cinemas, Inc. The corporation was formerly known as Media Horizons Acquisition Corporation. Its Certificate of Incorporation was originally filed on January 5, 1988.

        SECOND: The registered office of the corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle 19801. The registered agent of the Corporation at that address is The Corporation Trust Company.

        THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock," and referred to herein either as Common Stock or Common shares and Preferred Stock or Preferred shares, respectively. The number of authorized shares of Common Stock is 500,000 and the number of authorized share of Preferred Stock is 450,000. The par value of each share of Common Stock shall be $0.001 and the par value of each share of Preferred Stock shall be $0.01.

        FIFTH: The Preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

        SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend and repeal the bylaws. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, and the Directors need not be elected by ballot unless required by the bylaws of the corporation.

        SEVENTH: The corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

        EIGHTH: No Director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a Director, then the liability of a Director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing provision of this Article Eighth by the stockholders of the corporation shall not adversely affect any right or protection of a Director of the corporation existing at the time of such repeal or modification. The provisions of this Article Eighth shall not be deemed to limit or preclude indemnification of a Director by the corporation for any liability of a Director that has not been eliminated by the provisions of this Article Eighth.

QuickLinks

  Exhibit 3.11
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF ACT III CINEMAS, INC.
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF ACT III CINEMAS, INC.
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF ACT III CINEMAS, INC.
EXHIBIT A CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF ACT III CINEMAS, INC.
RESTATED CERTIFICATE OF INCORPORATION OF MEDIA HORIZONS ACQUISITION CORPORATION
EXHIBIT A RESTATED CERTIFICATE OF INCORPORATION OF MEDIA HORIZONS ACQUISITION CORPORATION